Exhibit 99.2

First Quarter 2016 Earnings Presentation April 26, 2016 Dick Weil Chief Executive Officer Jennifer McPeek Chief Financial Officer

Executive summary 1Q 2016 total company long-term net flows of $(0.3) billion, compared to $(0.6) billion in 4Q 2015 INTECH net flows of $0.7 billion marked the strongest quarter of flows for this business since 3Q 2013 With fixed income flows of $(0.1) billion, we continued to capture market share, despite recent changes in fundamental fixed income leadership (1) Fundamental equity net flows of $(0.9) billion, compared to $(1.5) billion in 4Q 2015 Investment performance was mixed during the quarter; however, most mutual funds with a focus on volatility management or risk mitigation delivered strong relative returns (2) 1Q 2016 operating margin of 25.2% reflects a 6% decline in average AUM levels quarter over quarter, as well as 1Q seasonal compensation expenses Our Board of Directors approved a $0.02 increase in the regular quarterly dividend to $0.11 per share from $0.09 per share Notes: Industry data per Strategic Insight. Comparable industry fixed income flows reflect U.S.-domiciled, actively-managed, taxable bond mutual fund flows. Reflects investment performance across complex-wide mutual funds as defined on p. 29.

Janus Capital Group 1Q 2016 results 1Q 2016 EPS of $0.19 compared to 4Q 2015 EPS of $0.25 Assets Under Management of $188.0 at March 31, 2016 decreased 1% versus December 31, 2015 Operating margin in 1Q 2016 of 25.2% versus 30.2% in 4Q 2015 Total company long-term net flows were $(0.3) billion in 1Q 2016 compared to $(0.6) billion in 4Q 2015 Generated LTM cash flow from operations of $286.6 million EPS AUM(1) Long-Term Net Flows Margin Cash Flow From Operations Note: AUM does not include $3.3 billion of VelocityShares ending assets.

1Q 2016 Results Jennifer McPeek Chief Financial Officer

1Q 2016 financial review EPS Average AUM(1) ($ in billions) Total Revenue ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year Note: Average AUM does not include VelocityShares average assets. $80.8 $62.6 30.2% 25.2% 4Q 2015 1Q 2016 $0.25 $0.19 4Q 2015 1Q 2016 $267.8 $248.5 4Q 2015 1Q 2016 $262.7 $248.5 1Q 2015 1Q 2016 $76.0 $62.6 28.9% 25.2% 1Q 2015 1Q 2016 $186.0 $180.2 1Q 2015 1Q 2016 $0.23 $0.19 1Q 2015 1Q 2016 $191.2 $180.2 4Q 2015 1Q 2016

1Q 2016 investment performance summary Notes: References Morningstar relative performance on an asset-weighted, total return basis as of March 31, 2016. Refer to p. 22 and 23 for the 1-, 3- and 5-year periods and p. 29 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Excludes absolute volatility strategies. References relative performance net of fees as of March 31, 2016, as shown on p. 26 and 27. Refer to p. 28 for INTECH mutual fund analysis and disclosure. Complex-wide as of March 31, 2016. Refer to p. 29 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Morningstar ratings are based on risk-adjusted returns. Period Ending March 31, 2016 1-Year 3-Year 5-Year % of Assets in Top Two Morningstar Quartiles Complex-Wide Mutual Fund Assets (1) 61% 86% 82% Fundamental Equity Mutual Fund Assets (1) 67% 84% 82% Fixed Income Mutual Fund Assets (1) 20% 100% 83% % of Relative Return Strategies Which Outperformed Respective Benchmarks Mathematical Equity Strategies (2) 42% 53% 67% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 59%

1Q 2016 long-term net flow summary Notes: Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. Long-term flows do not include VelocityShares. 27% 25% 25% 27% 22% Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales Annualized Redemption Rate Annualized Gross Sales Rate 31% 27% 23% 21% 18% 24% 27% 29% 27% 22% 11% 17% 12% 13% 18% 22% 18% 25% 26% 12% 41% 30% 39% 55% 33% 32% 27% 41% 32% 33% Fundamental Equity ($ in billions) Mathematical Equity ($ in billions) Fixed Income ($ in billions) 25% 24% 32% 28% 22% $3.5 $2.7 $4.2 $5.8 $3.6 ($2.7) ($2.4) ($4.4) ($3.4) ($3.7) $0.8 $0.3 ($0.2) $2.4 ($0.1) ($12) ($6) $0 $6 $12 1Q15 2Q15 3Q15 4Q15 1Q16 $1.4 $2.2 $1.5 $1.5 $2.1 ($2.7) ($2.2) ($3.1) ($3.0) ($1.4) ($1.3) ($0.0) ($1.6) ($1.5) $0.7 ($6) ($3) $0 $3 $6 1Q15 2Q15 3Q15 4Q15 1Q16 $7.4 $6.7 $6.0 $4.8 $4.3 ($5.8) ($6.8) ($7.5) ($6.3) ($5.2) $1.6 ($0.1) ($1.5) ($1.5) ($0.9) ($20) ($10) $0 $10 $20 1Q15 2Q15 3Q15 4Q15 1Q16 $12.3 $11.6 $11.7 $12.1 $10.0 ($11.2) ($11.4) ($15.0) ($12.7) ($10.3) $1.1 $0.2 ($3.3) ($0.6) ($0.3) ($32) ($16) $0 $16 $32 1Q15 2Q15 3Q15 4Q15 1Q16

1Q 2016 total revenue Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. (1) Management Fees Shareowner Servicing Fees and Other Performance Fees Total revenue decreased 7% quarter over quarter Management fees and shareholder servicing fees declined mid-single digits quarter over quarter, corresponding to a similar decline in average AUM Performance fees declined modestly quarter over quarter, as a result of lower mutual fund and private account performance fees $43.3 $40.6 ($1.9) ($2.4) $226.4 $210.3 $267.8 $248.5 4Q 2015 1Q 2016

1Q 2016 operating expenses Operating Expenses ($ in millions) Note: 2016 annual long-term incentive compensation is currently expected to be $70-75 million. (1) 1Q 2016 operating expenses of $185.9 million decreased $1.1 million compared to 4Q 2015 Total compensation increased 4%, primarily from seasonal payments Distribution expenses declined $2.9 million, in line with a decrease in average AUM G&A expense declined $1.8 million due to the absence of certain costs from the prior quarter, partially offset by an increase in the projected earnout payment for VelocityShares 1Q 2016 operating margin of 25.2% compared to 4Q 2015 operating margin of 30.2% $33.5 $31.7 $9.0 $9.1 $35.3 $32.4 $5.9 $5.3 $19.3 $19.5 $84.0 $87.9 $187.0 $185.9 4Q 2015 1Q 2016 $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long-Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A

1Q 2016 balance sheet profile

- Total cash and investments decreased $83 million quarter over quarter
  - Cash and cash equivalents decreased $57 million, driven by seasonal compensation payments
  - Investments decreased $26 million, due to the redemption of seed capital during the current quarter
- During 1Q 2016, we returned $50 million to shareholders in the form of dividends and share repurchases
  - Share repurchases – $33 million (repurchased 2.5 million shares at an average price of $12.82 per share)
  - Quarterly dividends – $17 million

Balance Sheet Profile (Carrying Value) (1) – 12/31/2015 vs. 3/31/2016
($ in millions)



$692
$327
$364
$402
$108
$295
$608
$301
$307
$403
$108
$295
Cash & Investments
Debt
Cash & Investments
Debt
12/31/2015
3/31/2016
Investment Securities(2)
Cash and Cash Equivalents
2025 Maturity
2018 Maturity

Notes:
(1) Numbers may not foot due to rounding.
(2) Includes Seed Investments of $306.6 million, Investments in Advised Mutual Funds of $4.2 million and Investments Related to Deferred Compensation Plans of $16.3 million as of December 31, 2015; includes Seed Investments of $280.2 million (including investment securities of consolidated variable interest entities of $38.5 million), Investments in Advised Mutual Funds of $4.3 million and Investments Related to Deferred Compensation Plans of $16.7 million as of March 31, 2016.

10

Topics of Discussion Dick Weil Chief Executive Officer

INTECH Firm-Wide Annualized Rolling 3-Year Period Composite Performance INTECH rolling 3-year performance Older rolling periods reflect fewer strategies than more recent rolling periods. Performance for rolling periods other than three years are different and are available upon request. Data reflects past performance, which does not guarantee future results. Performance presented net of fees. Performance includes the reinvestment of dividends and other earnings. Outperformance is not indicative of positive absolute performance. Rolling periods calculated quarterly since each strategy’s inception. Chart includes performance for all active relative-risk strategies with at least a three-year track record. Chart excludes terminated published composites. See p. 26 and 27 for standardized performance and p. 28 for additional information on the strategies, inception dates and benchmarks included in this chart. INTECH composites outperformed their respective benchmarks 68% of the time over the annualized, rolling, 3-year measurement periods From July 1, 1987 through March 31, 2016 -25% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% -25% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% Benchmark (Absolute Performance) INTECH strategies outperformed 374 of 548 periods, or 68% of the time (15 composites, net of fees). Underperformance Outperformance INTECH Composite (Absolute Performance, Net of Fees) Annualized Rolling Three - Year Performance

INTECH's business is diversifying

Total AUM Breakdown – By Domicile


12/31/2013
27%
73%
Assets: $47.6 Billion
3/31/2016
41%
59%
Assets: $48.8 Billion
Non-U.S.
U.S.

Annualized Return vs. Benchmark – 5 Largest Strategies (1)

(%, net of fees) for Periods Ended March 31, 2016 (2)

	1 Year	3 Year	5 Year
U.S. Enhanced Plus	(1.34)	0.67	0.47
Global Large Cap Core ex Japan (Kokusai)	0.44	0.75	1.07
Global Large Cap Core	0.87	0.91	1.31
U.S. Large Cap Growth	(0.08)	(1.86)	(1.83)
U.S. Enhanced Index	(0.68)	(0.83)	(0.40)

- INTECH's focus on new capabilities has led to further globalization and diversification of its business
- 41% of INTECH's AUM is now domiciled outside the U.S.
  - Non-U.S. AUM has grown at a compound annual growth rate of 26%, from the end of 2010 through 1Q 2016, and flows have been positive for 5 consecutive years
- Performance in INTECH's managed volatility strategies is strong, with volatility reduction consistent with expectations, and this performance is beginning to translate into net flows

	Morningstar Percentile Rankings(2)			
Managed Volatility Funds	1-Year	3-Year	5-Year	10-Year
INTECH US Mgd Volatility	8	7	5	30
INTECH Intl Mgd Volatility	4	4	8	N/A
INTECH Global Income Mgd Vol	1	7	N/A	N/A
Janus Aspen INTECH US Low Volatil Svc	1	2	N/A	N/A
INTECH Emrg Mkts Mgd Vol	44	N/A	N/A	N/A

- Going forward, INTECH is focusing on further diversifying its global business across client type, geography and products by providing institutional investors with customizable risk/return objectives

Notes:
(1) Total AUM for the 5 strategies shown is $28.5 billion or 58% of INTECH's total AUM, as of March 31, 2016.
(2) References relative performance on a total return basis as of March 31, 2016, as shown on p. 26 and 27. Refer to p. 28 for INTECH mutual fund analysis and disclosure.

13

U.S. Intermediary channel update

- We believe we are well positioned to continue to grow our market share in multiple categories



Last Twelve Months Organic Growth Rates vs. Industry(1)
Janus
Industry
-1.6%
-3.6%
-1.0%
-3.1%
Janus Fixed Income vs. Industry
Janus-Managed Equity vs. Industry

- Today we are seeing the investments we have made in this business translating into market share gains, and we remain committed to growing the business throughout 2016
  - As of March 31, 2016, we had 49 external wholesalers and 50 internal wholesalers, compared to 40 external wholesalers and 26 internal wholesalers, as of March 31, 2014
  - In 2015, we had the 7th highest growth in Advisor sales for firms with more than $5 billion in annual sales[2]
  - We are being utilized on all 25 of the top-25 DC provider record keepers[3]
- We are encouraged by future growth opportunities in recently launched Asset Allocation and ETF products, as well as INTECH's suite of managed volatility strategies

Notes:
(1) Industry data per Strategic Insight. Comparable industry fixed income flows reflect U.S.-domiciled, actively-managed, taxable bond mutual fund flows. Comparable equity flows reflect U.S.-domiciled, actively-managed, equity mutual fund flows. Actively-managed flows exclude indexed (passive) flows. Janus data reflects mutual fund flows into JIF and JAS trusts. Janus-managed equity excludes Perkins and INTECH.
(2) Source: 2015 Market Metrics Report.
(3) Top 25 DC platforms is measured by assets as of May 31, 2015.

14

Q&A Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

Appendix

1Q 2016 asset diversification 3/31/16 Assets of $191.3 Billion(1) By Investment Discipline ($ in Billions) Note: Percentages and numbers may not foot due to rounding. By Distribution Channel ($ in Billions) By Domicile ($ in Billions) $64.3 48.8 45.2 20.1 8.3 3.3 1.3 $70.3 67.7 53.4 $146.6 44.7 34% 25% 24% 10% 4% 2% 1% Growth / Blend Mathematical Fixed Income Global / International Value ETPs Money Market 37% 35% 28% Intermediary Institutional Self-Directed 77% 23% U.S. Non-U.S.

1Q 2016 EPS of $0.19 compared to $0.25 in 4Q 2015 March 31, December 31, Variance March 31, March 31, Variance ($ in millions, except AUM and per share) 2016 2015 (%) 2016 2015 (%) Average AUM ($ in billions) 180.2 $ 191.2 $ -5.8% 180.2 $ 186.0 $ -3.1% Revenues 248.5 $ 267.8 $ -7.2% 248.5 $ 262.7 $ -5.4% Operating expenses 185.9 187.0 -0.6% 185.9 186.7 -0.4% Operating income 62.6 $ 80.8 $ -22.5% 62.6 $ 76.0 $ -17.6% Operating margin 25.2% 30.2% 25.2% 28.9% Interest expense (5.2) $ (5.2) $ 0.0% (5.2) $ (7.3) $ 28.8% Investment gains (losses), net 1.7 (2.3) n/m 1.7 4.4 -61.4% Other income (expense), net 1.8 4.3 -58.1% 1.8 (0.1) n/m Income tax provision (23.9) (29.3) 18.4% (23.9) (26.8) 10.8% Net income 37.0 $ 48.3 $ -23.4% 37.0 $ 46.2 $ -19.9% Noncontrolling interests (1.9) (1.7) -11.8% (1.9) (1.6) -18.8% Net income attributable to JCG 35.1 $ 46.6 $ -24.7% 35.1 $ 44.6 $ -21.3% Allocation of earnings to restricted stock 1.3 1.6 -18.8% 1.3 1.6 -18.8% Net income attributable to JCG common shareholders 33.8 $ 45.0 $ -24.9% 33.8 $ 43.0 $ -21.4% Diluted earnings per share attributable to JCG common shareholders 0.19 $ 0.25 $ -24.0% 0.19 $ 0.23 $ -17.4% Diluted weighted average shares outstanding (in millions) 181.3 183.6 -1.3% 181.3 188.2 -3.7% Quarter Ended Quarter Ended

1Q 2016 operating margin of 25.2% versus 30.2% in 4Q 2015 March 31, December 31, Variance March 31, March 31, Variance ($ in millions, except AUM) 2016 2015 (%) 2016 2015 (%) Average AUM ($ in billions) 180.2 $ 191.2 $ -5.8% 180.2 $ 186.0 $ -3.1% Revenues Investment management fees 210.3 $ 226.4 $ 210.3 $ 222.6 $ Performance fees - mutual funds (9.9) (9.6) (9.9) (8.7) Performance fees - private accounts 7.5 7.7 7.5 6.4 Shareowner servicing fees and other 40.6 43.3 40.6 42.4 Total revenues 248.5 $ 267.8 $ -7.2% 248.5 $ 262.7 $ -5.4% Basis points Investment management fees 46.9 47.0 46.9 48.5 Investment management fees and performance fees 46.4 46.6 46.4 48.0 Operating expenses Employee compensation and benefits 87.9 $ 84.0 $ 87.9 $ 91.4 $ Long-term incentive compensation 19.5 19.3 19.5 20.2 Marketing and advertising 5.3 5.9 5.3 5.7 Distribution 32.4 35.3 32.4 34.2 Depreciation and amortization 9.1 9.0 9.1 7.4 General, administrative and occupancy 31.7 33.5 31.7 27.8 Total operating expenses 185.9 $ 187.0 $ -0.6% 185.9 $ 186.7 $ -0.4% Operating income 62.6 $ 80.8 $ -22.5% 62.6 $ 76.0 $ -17.6% Operating margin 25.2% 30.2% 25.2% 28.9% Quarter Ended Quarter Ended

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1] (AUM $ in millions, performance fees $ in thousands)	EOP AUM 3/31/2016	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	1Q 2016 P&L Impact
Janus Contrarian Fund [3]	$2,970.5	S&P 500® Index	0.64%	± 15 bps	± 7.00%	($1,377.9)
Janus Research Fund [3]	4,495.3	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(265.8)
Janus Global Research Fund [3,4]	3,132.5	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(608.1)
Janus Global Real Estate Fund [5]	251.9	FTSE EPRA / NAREIT Global Index	0.75%	± 15 bps	± 4.00%	(25.4)
Janus International Equity Fund [6]	213.2	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	(57.1)
INTECH U.S. Core Fund [7]	608.9	S&P 500® Index	0.50%	± 15 bps	± 4.00%	106.8
Perkins Mid Cap Value Fund [3]	4,163.5	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(3,136.7)
Perkins Small Cap Value Fund [8]	1,396.9	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	747.8
Perkins Large Cap Value Fund [8]	157.3	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(56.4)
Janus Fund [9]	8,147.4	Core Growth Index	0.64%	± 15 bps	± 4.50%	(1,741.5)
Perkins Global Value Fund [9,10]	226.3	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(47.8)
Janus Aspen Overseas Portfolio [11]	726.7	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(457.0)
Janus Overseas Fund [12]	1,729.1	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(1,407.0)
Janus Twenty Fund [13]	8,784.8	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(1,488.0)
Janus Forty Fund [13]	2,934.0	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(51.8)
Janus Emerging Markets Fund [14]	54.5	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	10.7
Janus Asia Equity [15]	8.7	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	(0.9)
Perkins Select Value [16]	77.2	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	(29.6)
Total Existing Funds with Fees	**$40,078.8**					**($9,885.6)**

Please refer to footnotes on p. 21.

20

Mutual funds with performance-based advisory fees (cont.) Notes: (1) The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. (2) Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. (3) The performance measurement period began on 2/1/2006, and the performance adjustment was implemented as of 2/1/2007. (4) Effective close of business on March 15, 2013, Janus Global Research Fund merged with and into Janus Worldwide Fund; following the merger, Janus Worldwide Fund was renamed Janus Global Research Fund (the “Combined Fund”). The Combined Fund’s surviving performance track record is that of the former Janus Global Research Fund, and the performance measurement benchmark is the MSCI World Index. For three years after the merger, Janus waived its management fee to at least a level that was equivalent to the fee rate the Combined Fund would have paid if, after the merger, the performance history of Janus Worldwide Fund were used to calculate the performance fee adjustment to the base management fee. (5) The performance measurement period began on 12/1/2007 and the performance adjustment was implemented as of 12/1/2008. Beginning 7/1/2010, Janus Global Real Estate Fund’s benchmark index changed from the FTSE EPRA/NAREIT Developed Index to the FTSE EPRA/NAREIT Global Index for purposes of measuring the Fund’s performance and calculating the performance adjustment. Because the Fund’s performance adjustment is based upon a rolling 36-month performance measurement period, comparisons to the FTSE EPRA/NAREIT Global Index will not be fully implemented until 36 months after July 1, 2010. During this transition period, the Fund's returns will be compared to a blended index return. (6) The performance measurement period began on 12/1/2006, and the performance adjustment was implemented as of 12/1/2007. (7) The performance measurement period began on 1/1/2006, and the performance adjustment was implemented as of 1/1/2007. Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund. (8) The performance measurement period began on 1/1/2009, and the performance adjustment was implemented as of 1/1/2010. (9) The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 6/30/2011. (10) Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. (11) The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 9/30/2011. (12) The performance measurement period began on 8/1/2010, and the performance adjustment was implemented as of 10/31/2011. (13) The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 12/31/2011. (14) The performance measurement period began on 12/31/2010, and the performance adjustment was implemented as of 12/31/2011. (15) The performance measurement period began on 7/29/2011, and the performance adjustment was implemented as of 7/31/2012. (16) The performance measurement period began on 1/1/2012, and the performance adjustment was implemented as of 12/31/2012.

Complex-Wide: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds % of Assets Complex-wide performance (1) Note: References Morningstar relative performance as of March 31, 2016. Refer to p. 29 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 49% 38% 43% 36% 39% 18% 24% 28% 34% 30% 67% 62% 70% 70% 69% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 37% 32% 42% 37% 39% 24% 32% 30% 33% 31% 61% 64% 72% 69% 69% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 33% 26% 33% 36% 33% 28% 26% 30% 31% 36% 60% 51% 63% 67% 69% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 60% 56% 53% 40% 40% 3% 2% 17% 44% 21% 63% 58% 70% 84% 61% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 47% 41% 61% 41% 47% 22% 35% 18% 34% 39% 69% 75% 79% 74% 86% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 27% 23% 35% 48% 42% 28% 32% 27% 17% 41% 55% 55% 63% 65% 82% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16

Fundamental Equity: Percent in Top 2 Morningstar Quartiles Based on Total Returns Fundamental equity performance (1) 1-Year 3-Year 5-Year % of Funds % of Assets Note: References Morningstar relative performance as of March 31, 2016. Refer to p. 29 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 55% 45% 41% 28% 33% 19% 21% 27% 38% 33% 74% 67% 68% 67% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 38% 35% 38% 37% 34% 23% 25% 26% 24% 26% 60% 60% 64% 61% 61% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 25% 22% 21% 26% 26% 28% 22% 33% 35% 38% 53% 44% 55% 62% 65% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 70% 67% 63% 44% 43% 2% 1% 6% 40% 24% 73% 68% 69% 84% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 54% 48% 58% 46% 54% 15% 23% 17% 24% 29% 68% 71% 75% 70% 84% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 30% 27% 27% 44% 47% 21% 24% 29% 18% 35% 50% 50% 56% 62% 82% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16

Complex-wide mutual fund rankings (1)

Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF")			*Morningstar Rankings Based on Total Returns as of 03/31/2016*									
			1 Year		***3 Years***		***5 Years***		***10 Years***		***Since PM Inception***	
	PM Inception	***Morningstar Category***	**Percentile Rank (%)**	**Rank / Total Funds**	**Percentile Rank (%)**	**Rank / Total Funds**	**Percentile Rank (%)**	**Rank / Total Funds**	**Percentile Rank (%)**	**Rank / Total Funds**	**Percentile Rank (%)**	**Rank / Total Funds**
Janus Equity												
Janus Aspen Balanced Instl	Apr-05	Moderate Allocation	29	279/963	20	181/926	16	129/828	3	17/668	4	21/640
Janus Aspen Enterprise Instl	Oct-07	Mid-Cap Growth	5	35/736	2	12/697	5	34/672	4	22/616	9	53/629
Janus Aspen Forty Instl	Jun-13	Large Growth	19	329/1727	13	206/1678	10	153/1535	8	100/1330	14	235/1684
Janus Aspen Global Allocation Mod Instl	Aug-11	World Allocation	39	227/575	30	154/509		/		/	17	76/441
Janus Aspen Global Research Instl	Mar-11	World Stock	91	1147/1258	36	386/1088	53	473/884	56	344/616	59	521/884
Janus Aspen Global Technology Instl	May-11	Technology	46	96/206	53	110/206	35	73/205	30	60/197	34	71/205
Janus Aspen Janus Instl	May-11	Large Growth	57	987/1727	30	503/1678	38	581/1535	46	617/1330	41	640/1545
Janus Aspen Overseas Instl	Dec-15	Foreign Large Blend	99	815/820	98	771/781	98	708/721	70	372/533	‡	
Janus Asia Equity I	Jul-11	Pacific/Asia ex-Japan Stk	49	47/94	48	39/81		/			51	40/77
Janus Balanced T	Apr-05	Moderate Allocation	34	322/963	24	223/926	22	183/828	6	35/668	5	31/640
Janus Contrarian T	Jun-11	Mid-Cap Blend	95	422/441	72	301/417	73	275/376	83	258/309	60	226/377
Janus Diversified Alternatives I	Dec-12	Multialternative	18	85/475	60	165/274		/			73	190/260
Janus Emerging Markets I	Aug-12	Diversified Emerging Mkts	32	279/880	16	105/661	59	293/496			13	76/618
Janus Enterprise T	Oct-07	Mid-Cap Growth	7	52/736	8	54/697	8	50/672	6	36/616	12	72/629
Janus Forty S	Jun-13	Large Growth	24	412/1727	14	230/1678	16	235/1535	15	201/1330	17	281/1684
Janus Global Allocation Cnsrv T	Aug-14	World Allocation	30	172/575	38	191/509	26	111/425	10	30/306	22	121/556
Janus Global Allocation Growth T	Aug-14	World Allocation	56	322/575	18	93/509	27	116/425	24	74/306	49	273/556
Janus Global Allocation Moderate T	Aug-14	World Allocation	40	229/575	27	139/509	28	118/425	13	38/306	34	189/556
Janus Global Life Sciences T	Apr-07	Health	67	87/130	4	6/130	11	14/124	29	35/118	23	27/118
Janus Global Real Estate I	Nov-07	Global Real Estate	81	208/257	53	116/218	66	131/198			5	8/162
Janus Global Research T	Feb-05	World Stock	91	1149/1258	46	504/1088	51	452/884	10	62/616	4	21/554
Janus Global Select T	Aug-12	World Stock	96	1210/1258	67	734/1088	97	859/884	69	424/616	46	480/1037
Janus Global Technology T	May-11	Technology	49	101/206	58	120/206	39	81/205	33	65/197	38	78/205
Janus Growth & Income T	Nov-07	Large Blend	14	219/1625	35	524/1519	43	610/1404	77	945/1228	61	787/1285
Janus International Equity I	Jun-10	Foreign Large Growth	96	361/375	79	284/357	78	261/334		/	85	282/329
Janus Overseas T	Dec-15	Foreign Large Blend	98	809/820	99	776/781	99	715/721	92	491/533	‡	
Janus Research T	Jan-06	Large Growth	53	917/1727	18	298/1678	27	413/1535	11	137/1330	11	140/1319
Janus T	May-11	Large Growth	58	1004/1727	35	586/1678	49	747/1535	60	802/1330	52	803/1545
Janus Triton T*	May-13	Small Growth	13	96/754	3	20/713	5	29/694	1	6/603	4	26/715
Janus Twenty T*	May-13	Large Growth	6	105/1727	31	516/1678	39	590/1535	12	156/1330	46	772/1684
Janus Venture T*	May-13	Small Growth	30	229/754	6	43/713	5	34/694	5	28/603	10	71/715

Morningstar Quartile: 1st | 2nd | 3rd | 4th

* Closed to new investors.

Note:
(1) ‡ In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 29 for additional Morningstar disclosure.

24

Complex-wide mutual fund rankings, cont. (1)

Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF")			*Morningstar Rankings Based on Total Returns as of 03/31/2016*									
			1 Year		***3 Years***		***5 Years***		***10 Years***		***Since PM Inception***	
	PM Inception	***Morningstar Category***	**Percentile Rank (%)**	**Rank / Total Funds**	**Percentile Rank (%)**	**Rank / Total Funds**	**Percentile Rank (%)**	**Rank / Total Funds**	**Percentile Rank (%)**	**Rank / Total Funds**	**Percentile Rank (%)**	**Rank / Total Funds**
Fixed Income												
Janus Aspen Flexible Bond Instl	May-07	Intermediate-Term Bond	63	688/1085	34	350/1039	18	178/992	3	26/866	3	25/892
Janus Aspen Global Unconstnd Bd Instl	Jan-15	Nontraditional Bond	44	222/499		/		/		/	54	270/496
Janus Flexible Bond T	May-07	Intermediate-Term Bond	65	711/1085	41	421/1039	29	286/992	7	62/866	6	52/892
Janus Global Bond I	May-11	World Bond	71	266/372	23	80/348	25	71/286			26	76/288
Janus Global Unconstrained Bond I	Oct-14	Nontraditional Bond	17	84/499		/		/		/	23	100/444
Janus High-Yield T	Jun-08	High Yield Bond	23	177/792	29	207/723	33	208/625	24	124/529	17	93/566
Janus Multi-Sector Income I	Feb-14	Multisector Bond	24	77/325		/		/		/	11	31/283
Janus Real Return I	Oct-12	Multisector Bond	7	23/325	17	43/258					39	98/248
Janus Short-Term Bond T	May-07	Short-Term Bond	54	312/576	50	265/530	53	259/483	34	142/420	32	142/451
INTECH												
Janus Aspen INTECH US Low Volatil Svc	Sep-12	Large Blend	1	1/1625	2	25/1519		/		/	2	30/1488
INTECH Emrg Mkts Mgd Vol I	Dec-14	Diversified Emerging Mkts	44	390/880		/		/		/	29	250/869
INTECH Global Income Mgd Vol I	Dec-11	World Stock	1	1/1258	7	72/1088		/			19	173/940
INTECH Intl Mgd Volatility I	May-07	Foreign Large Blend	4	29/820	4	32/781	8	59/721			23	131/578
INTECH U.S. Core T*	Feb-03	Large Growth	26	450/1727	34	560/1678	13	200/1535	46	615/1330	24	274/1170
INTECH US Mgd Volatility I	Dec-05	Large Blend	8	118/1625	7	108/1519	5	69/1404	30	372/1228	27	325/1221
Perkins												
Janus Aspen Perkins Mid Cap Value Svc	Dec-02	Mid-Cap Value	16	75/478	72	323/445	84	339/402	40	136/337	49	135/274
Perkins Global Value T	Apr-05	World Stock	30	376/1258	67	726/1088	33	289/884	40	248/616	65	372/567
Perkins International Value I	Apr-13	Foreign Large Value	8	31/380		/		/			27	94/347
Perkins Large Cap Value I	Dec-08	Large Value	31	449/1444	62	825/1335	64	786/1226			64	769/1193
Perkins Mid Cap Value T*	Aug-98	Mid-Cap Value	18	85/478	72	322/445	83	334/402	42	142/337	6	9/141
Perkins Select Value I	Dec-11	Mid-Cap Value	7	31/478	64	284/445					88	376/426
Perkins Small Cap Value T	Feb-97	Small Value	11	49/467	19	82/436	50	197/394	8	25/332	N/A	N/A
Perkins Value Plus Income I	Jul-10	Moderate Allocation	50	484/963	64	590/926	38	317/828			44	350/804

Morningstar Quartile: 1st | 2nd | 3rd | 4th

* Closed to new investors.

Note:
(1) In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 29 for additional Morningstar disclosure. Since PM inception performance for Perkins Small Cap Value T Shares is not available for comparison.

25

Mathematical equity performance: relative return strategies (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 3/31/2016 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	0.72	12.81	12.38	7.55	10.70
U.S. Enhanced Plus Net		0.44	12.50	12.05	7.22	10.30
S&P 500® Index		1.78	11.82	11.58	7.01	9.32
Difference versus S&P 500® Index Net of Fees		(1.34)	0.67	0.47	0.22	0.99
U.S. Large Cap Growth Gross	7/93	3.95	12.63	11.75	7.57	12.39
U.S. Large Cap Growth Net		3.44	12.10	11.22	7.07	11.83
S&P 500® Growth Index		3.53	13.96	13.06	8.48	9.33
Difference versus S&P 500® Growth Index Net of Fees		(0.08)	(1.86)	(1.83)	(1.41)	2.50
U.S. Enhanced Index Gross	4/98	1.40	11.33	11.52	7.20	6.39
U.S. Enhanced Index Net		1.10	11.00	11.18	6.86	6.04
S&P 500® Index		1.78	11.82	11.58	7.01	5.49
Difference versus S&P 500® Index Net of Fees		(0.68)	(0.83)	(0.40)	(0.15)	0.55
U.S. Broad Large Cap Growth Gross	11/00	1.57	14.46	12.79	7.80	5.04
U.S. Broad Large Cap Growth Net		1.08	13.90	12.23	7.26	4.50
Russell 1000® Growth Index		2.52	13.61	12.38	8.28	2.98
Difference versus Russell 1000® Growth Index Net of Fees		(1.44)	0.29	(0.15)	(1.02)	1.52
U.S. Broad Enhanced Plus Gross	4/01	(0.19)	11.99	11.92	7.30	7.47
U.S. Broad Enhanced Plus Net		(0.48)	11.65	11.57	6.98	7.13
Russell 1000® Index		0.50	11.52	11.35	7.06	6.28
Difference versus Russell 1000® Index Net of Fees		(0.99)	0.13	0.22	(0.08)	0.85
U.S. Large Cap Core Gross	8/01	1.50	13.20	12.52	7.31	7.56
U.S. Large Cap Core Net		0.99	12.65	11.98	6.81	7.06
S&P 500® Index		1.78	11.82	11.58	7.01	5.79
Difference versus S&P 500® Index Net of Fees		(0.79)	0.82	0.40	(0.20)	1.27
U.S. Broad Large Cap Value Gross	8/04	(1.37)	8.96	10.81	6.48	8.14
U.S. Broad Large Cap Value Net		(1.74)	8.56	10.40	6.08	7.73
Russell 1000® Value Index		(1.54)	9.38	10.25	5.72	7.19
Difference versus Russell 1000® Value Index Net of Fees		(0.20)	(0.82)	0.16	0.36	0.54
Global Large Cap Core Gross	1/05	(1.59)	8.81	8.92	6.30	7.58
Global Large Cap Core Net		(2.03)	8.33	8.43	5.77	7.04
MSCI World® Index		(2.90)	7.41	7.12	4.86	5.81
Difference versus MSCI World® Index Net of Fees		0.87	0.91	1.31	0.91	1.23
International Large Cap Core Gross	11/06	(3.19)	5.45	5.36	-	4.10
International Large Cap Core Net		(3.59)	5.01	4.92	-	3.66
MSCI EAFE® Index		(7.87)	2.68	2.76	-	1.47
Difference versus MSCI EAFE® Index Net of Fees		4.27	2.34	2.16	-	2.19
U.S. Broad Enhanced Index Gross	10/08	(0.82)	10.72	11.11	-	10.10
U.S. Broad Enhanced Index Net		(1.03)	10.48	10.86	-	9.83
Russell 1000® Index		0.50	11.52	11.35	-	10.41
Difference versus Russell 1000® Index Net of Fees		(1.54)	(1.04)	(0.49)	-	(0.59)

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 28 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

26

Mathematical equity performance: relative return strategies (cont.) (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 3/31/2016 (2)				
		1 Year	3 Year	5 Year	10 Year	Since Inception
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	(1.67)	8.96	8.99	-	13.81
Global Large Cap Core ex Japan (Kokusai) Net		(2.08)	8.48	8.46	-	13.24
MSCI KOKUSAI® World ex Japan Index		(2.52)	7.73	7.40	-	12.76
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		0.44	0.75	1.07	-	0.49
European Large Cap Core Gross (EUR)	1/10	(8.14)	11.55	11.10	-	12.32
European Large Cap Core Net (EUR)		(8.60)	10.97	10.51	-	11.72
MSCI Europe® Index (EUR)		(13.25)	7.47	7.27	-	7.80
Difference versus MSCI Europe® Index (EUR) Net of Fees		4.65	3.50	3.23	-	3.92
Global All Country Enhanced Index Gross	11/11	(2.85)	6.47	-	-	9.28
Global All Country Enhanced Index Net		(3.19)	6.10	-	-	8.90
MSCI All Country World® Index		(3.81)	6.10	-	-	8.63
Difference versus MSCI All Country World® Index Net of Fees		0.62	(0.00)	-	-	0.27
Enhanced Index North America Gross	7/12	(0.19)	9.97	-	-	12.77
Enhanced Index North America Net		(0.46)	9.67	-	-	12.45
MSCI North America® Index		0.29	10.58	-	-	13.04
Difference versus MSCI North America® Index Net of Fees		(0.74)	(0.91)	-	-	(0.58)
Large Cap Core USA Gross	8/12	(0.17)	11.33	-	-	13.97
Large Cap Core USA Net		(0.64)	10.85	-	-	13.49
MSCI USA® Index		0.90	11.59	-	-	13.87
Difference versus MSCI USA® Index Net of Fees		(1.53)	(0.74)	-	-	(0.39)
Global All Country Core Gross	5/13	(2.87)	-	-	-	5.93
Global All Country Core Net		(3.39)	-	-	-	5.35
MSCI All Country World® Index		(3.81)	-	-	-	5.23
Difference versus MSCI All Country World® Index Net of Fees		0.42	-	-	-	0.11
Emerging Markets Core Gross	6/13	(11.33)	-	-	-	(3.82)
Emerging Markets Core Net		(12.03)	-	-	-	(4.59)
MSCI Emerging Markets® Index		(11.70)	-	-	-	(3.80)
Difference versus MSCI Emerging Markets® Index Net of Fees		(0.33)	-	-	-	(0.79)
Global All Country Core Select Gross	6/13	(1.94)	-	-	-	6.94
Global All Country Core Select Net		(2.59)	-	-	-	6.23
MSCI All Country World® Index		(3.81)	-	-	-	5.46
Difference versus MSCI All Country World® Index Net of Fees		1.22	-	-	-	0.76
Global All Country Core ex U.S. Gross	7/14	(5.93)	-	-	-	(6.61)
Global All Country Core ex U.S. Net		(6.50)	-	-	-	(7.16)
MSCI All Country World® ex USA Index		(8.78)	-	-	-	(8.15)
Difference versus MSCI All Country World® ex USA Index Net of Fees		2.29	-	-	-	0.99

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 28 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

27

Mathematical equity performance disclosure For the period ending March 31, 2016, 83%, 100%, 100% and 83% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Core Fund – Class T (2/03); INTECH U.S. Managed Volatility Fund – Class I (12/05); INTECH International Managed Volatility Fund – Class I (5/07), INTECH Global Income Managed Volatility Fund – Class I (12/11), Janus Aspen INTECH U.S. Low Volatility Portfolio – Service Shares (9/12) and INTECH Emerging Markets Managed Volatility Fund – Class I (12/14). INTECH's focus on managed volatility may keep the Fund from achieving excess returns over its index. The strategy may underperform during certain periods of up markets and may not achieve the desired level of protection in down markets. The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results do not reflect the deduction of investment advisory fees actually charged to the accounts in the composite. However, the net performance results do reflect the deduction of model investment advisory fees. Through 12/31/04, net returns were derived using the maximum fixed fee in effect for each strategy. As of 1/1/05, net returns are calculated by applying the standard fee schedule in effect for the respective period to each account in the composite on a monthly basis. Actual advisory fees may vary among clients invested in this strategy. Actual advisory fees paid may be higher or lower than model advisory fees. Some clients may utilize a performance-based fee. For U.S. Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices typically use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are valued as of the close of their respective local markets. Non-U.S. securities are translated into U.S. dollars using the 4:00 PM London spot rate. Non-U.S. investments are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. These risks are magnified in emerging markets. With respect to European Large Cap Core, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs, and are gross of dividend tax withholdings. Mathematical equity strategies included in the investment performance summaries include those strategies with at least a 1-year track record. Absolute volatility strategies are excluded. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products This report has not been approved, reviewed or produced by MSCI.

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all relative return, discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. Morningstar Comparative Performance Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1. For the 1-, 3-, 5- and 10-year periods ending March 31, 2016, 69%, 69%, 69% and 80% of the 54, 49, 42 and 35 Complex-Wide mutual funds; 67%, 61%, 65% and 76% of the 39, 38, 34 and 29 Fundamental Equity mutual funds; 56%, 100%, 80% and 100% of the 9, 6, 5 and 4 Fixed Income mutual funds outperformed the majority of their Morningstar peers based on total returns. On an asset-weighted basis, 80% of the Complex-Wide mutual fund assets, 76% of the Fundamental Equity mutual fund assets and 100% of the Fixed Income mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 10-year period. The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a 3-year performance history. For the period ending March 31, 2016, 59%, 55% and 63% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 49, 42 and 35 funds, respectively. 49 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity linked Investments and companies with relatively small market capitalizations. Each fund has different risks, please see a Janus prospectus for more information about risks, fund holdings and other details.

Other important disclosures Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure performance of global developed and emerging equity markets. MSCI All Country World ex USA IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. MSCI North America Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the developed equity markets in Canada and the United States. MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC. C-0416-1044 07-15-16

Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2015, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.